Exhibit 99.1

N E W S  R E L E A S E

FOR IMMEDIATE RELEASE	Contact:	Steven E. Nielsen, President and CEO H. Andrew DeFerrari, Senior Vice President and CFO (561) 627-7171

May 22, 2018

DYCOM INDUSTRIES, INC. ANNOUNCES FISCAL 2019 FIRST QUARTER RESULTS, PROVIDES GUIDANCE FOR THE NEXT FISCAL QUARTER AND LOWERS EXPECTATIONS FOR THE FULL FISCAL YEAR

Palm Beach Gardens, Florida, May 22, 2018 - Dycom Industries, Inc. (NYSE: DY) announced today its results for the first quarter ended April 28, 2018. The Company reported:

•
Contract revenues of $731.4 million for the quarter ended April 28, 2018, compared to $786.3 million for the quarter ended April 29, 2017. Contract revenues for the quarter ended April 28, 2018 decreased 10.0% on an organic basis. Organic revenue excludes $14.8 million of contract revenues from storm restoration services in the current period and contract revenues from acquired businesses that were not owned for the entire period in both the current and prior year quarter. Total contract revenues from acquired businesses were $15.4 million for the quarter ended April 28, 2018, compared to $7.1 million for the quarter ended April 29, 2017.

•
Non-GAAP Adjusted EBITDA of $73.7 million, or 10.1% of contract revenues, for the quarter ended April 28, 2018, compared to $108.2 million, or 13.8% of contract revenues, for the quarter ended April 29, 2017.

•
On a GAAP basis, net income was $17.2 million, or $0.53 per common share diluted, for the quarter ended April 28, 2018, compared to net income of $38.8 million, or $1.22 per common share diluted, for the quarter ended April 29, 2017. Non-GAAP Adjusted Net Income was $20.6 million, or $0.65 per Non-GAAP Adjusted Diluted Share, for the quarter ended April 28, 2018, compared to Non-GAAP Adjusted Net Income of $41.6 million, or $1.30 per common share diluted, for the quarter ended April 29, 2017.

Non-GAAP Adjusted Net Income for the quarters ended April 28, 2018 and April 29, 2017 excludes $4.7 million and $4.4 million, respectively, of pre-tax interest expense for the non-cash amortization of the debt discount associated with the Company’s 0.75% convertible senior notes due September 2021 (the “Notes”). Shares used in computing Non-GAAP Adjusted Diluted Earnings per Common Share for the quarter ended April 28, 2018 exclude the GAAP dilutive effect of approximately 0.6 million weighted shares from the Notes, as the Company has a note hedge in effect to offset the economic dilution of additional shares up to an average quarterly share price of $130.43 per share.

Outlook

The Company is revising its financial guidance for the 2019 fiscal year ending January 26, 2019 to reflect the actual results for the quarter ended April 28, 2018 and the anticipated timing of activity on large customer programs and the related impacts on revenues and margins. The Company’s previous guidance and its current expectations for fiscal 2019 are as follows:

	Previous Guidance	Revised Guidance
	Fiscal 2019*	Fiscal 2019
Contract revenues	$3.30 - $3.50 billion	$3.23 - $3.43 billion
Diluted Earnings per Common Share - GAAP	$4.78 - $5.70	$3.81 - $4.70
Non-GAAP Adjusted Diluted Earnings per Common Share	$5.22 - $6.14	$4.26 - $5.15
Non-GAAP Adjusted EBITDA % of revenue	13.6% - 14.1%	12.4% - 12.9%

*For a reconciliation of the prior Fiscal 2019 Diluted Earnings per Common Share guidance to the prior Non-GAAP Adjusted Diluted Earnings per Common Share guidance and a reconciliation of the prior Fiscal 2019 Net income guidance to the prior Non-GAAP Adjusted

EBITDA guidance, see Exhibit 99.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 28, 2018.

The Company is also providing its outlook for the quarter ending July 28, 2018 and currently expects the following:

Quarter Ending July 28, 2018
Contract revenues	$830 - $860 million
Diluted Earnings per Common Share - GAAP	$1.02 - $1.17
Non-GAAP Adjusted Diluted Earnings per Common Share	$1.13 - $1.28
Non-GAAP Adjusted EBITDA % of revenue	12.4% - 12.8%

Use of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, the Company may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. See Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures directly following the press release tables.

Conference Call Information and Other Selected Data

A conference call to review the Company’s results will be hosted at 9:00 a.m. (ET), Tuesday, May 22, 2018; call (800) 230-1059 (United States) or (612) 234-9959 (International) ten minutes before the conference call begins and ask for the “Dycom Results” conference call. A live webcast of the conference call and related materials will be available at www.dycomind.com. If you are unable to attend the conference call at the scheduled time, a replay of the live webcast and related materials will be available shortly after the call at www.dycomind.com until Thursday, June 21, 2018.

About Dycom Industries, Inc.

Dycom is a leading provider of specialty contracting services throughout the United States and in Canada. These services include program management, engineering, construction, maintenance and installation services for telecommunications providers, underground facility locating services for various utilities, including telecommunications providers, and other construction and maintenance services for electric and gas utilities.

Forward Looking Information

This press release contains forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act. These statements include statements related to the outlook for the fiscal quarter ending July 28, 2018 and fiscal 2019 found under the “Outlook” and “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures” sections of this release. Forward looking statements are based on management’s current expectations, estimates and projections. These statements are subject to risks and uncertainties that may cause actual results for completed periods and periods in the future to differ materially from the results projected or implied in any forward-looking statements contained in this press release. The most significant of these risks and uncertainties are described in the Company’s Transition Report on Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and include business and economic conditions and trends in the telecommunications industry affecting the Company’s customers, customer capital budgets and spending priorities, the adequacy of the Company’s insurance and other reserves and allowances for doubtful accounts, whether the carrying value of the Company’s assets may be impaired, preliminary purchase price allocations of acquired businesses, expected benefits and synergies of acquisitions, the future impact of any acquisitions or dispositions, adjustments and cancellations related to the Company’s backlog, weather conditions, the anticipated outcome of other contingent events, including litigation, liquidity and other financial needs, the availability of financing, and the other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake to update forward-looking statements.

---Tables Follow---

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
Unaudited

	April 28, 2018	January 28, 2017
ASSETS
Current assets:
Cash and equivalents	$57,946	$84,029
Accounts receivable, net (a)	644,980	318,684
Contract assets (a)	101,163	369,472
Inventories	84,260	79,039
Income tax receivable	15,568	13,852
Other current assets	32,165	39,710
Total current assets	936,082	904,786

Property and equipment, net	416,258	414,768
Goodwill and other intangible assets, net	503,915	493,212
Other	26,755	28,190
Total non-current assets	946,928	936,170
Total assets	$1,883,010	$1,840,956

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$112,200	$92,361
Current portion of debt	28,875	26,469
Contract liabilities	5,730	6,480
Accrued insurance claims	40,182	53,890
Income taxes payable	1,902	755
Other accrued liabilities	86,971	79,657
Total current liabilities	275,860	259,612

Long-term debt	731,736	733,843
Accrued insurance claims	59,865	59,385
Deferred tax liabilities, net non-current	62,817	57,428
Other liabilities	5,750	5,692
Total liabilities	1,136,028	1,115,960

Total stockholders’ equity	746,982	724,996
Total liabilities and stockholders’ equity	$1,883,010	$1,840,956

(a) The Company adopted Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”) effective January 28, 2018, the first day of fiscal 2019. The adoption of ASU 2014-09 resulted in balance sheet classification changes for amounts that have not been invoiced to customers but for which the Company has satisfied the performance obligation and has an unconditional right to receive payment. Prior to adoption, amounts not invoiced to customers were included in the Company’s contract asset, historically referred to as Costs and Estimated Earnings in Excess of Billings, regardless of rights to payment. Upon adoption of ASU 2014-09, these amounts of unbilled receivables are included in accounts receivable, net. The amount of unbilled receivables included in accounts receivable, net as of April 28, 2018 was $318.0 million.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share amounts)
Unaudited

	Quarter Ended	Quarter Ended
	April 28, 2018	April 29, 2017
Contract revenues	$731,375	$786,338

Costs of earned revenues, excluding depreciation and amortization	599,573	621,475
General and administrative expenses (a)	62,283	61,317
Depreciation and amortization	43,355	37,411
Total	705,211	720,203

Interest expense, net (b)	(10,166)	(9,382)
Other income, net	7,711	4,793
Income before income taxes	23,709	61,546

Provision for income taxes	6,478	22,750

Net income	$17,231	$38,796

Earnings per common share:

Basic earnings per common share	$0.55	$1.24

Diluted earnings per common share	$0.53	$1.22

Shares used in computing earnings per common share:
Basic	31,190,366	31,357,124

Diluted (c)	32,407,914	31,909,926

(a) Includes stock-based compensation expense of $4.9 million for each of the quarters ended April 28, 2018 and April 29, 2017.
(b) Includes pre-tax interest expense for non-cash amortization of the debt discount associated with the Notes of approximately $4.7 million and $4.4 million for the quarters ended April 28, 2018 and April 29, 2017, respectively.

(c) During the quarter ended April 28, 2018, the Company’s average stock price exceeded the conversion price of its Notes of $96.89. As a result, diluted shares used in computing diluted earnings per common share for the quarter ended April 28, 2018 includes approximately 0.6 million weighted shares of potential dilution from the embedded conversion feature in the Notes.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP FINANCIAL MEASURES
(Dollars in thousands)
Unaudited

CONTRACT REVENUES, NON-GAAP ORGANIC CONTRACT REVENUES, AND DECLINE %’s

	Contract Revenues - GAAP	Revenues from acquired businesses (a)	Revenues from storm restoration services	Non-GAAP - Organic Contract Revenues	GAAP - Decline %	Non-GAAP - Organic Decline %
Quarter Ended April 28, 2018	$731,375	$(15,391)	$(14,848)	$701,136	(7.0)%	(10.0)%

Quarter Ended April 29, 2017	$786,338	$(7,145)	$—	$779,193

(a) Amounts for the quarters ended April 28, 2018 and April 29, 2017 represent contract revenues from acquired businesses that were not owned for the full period in both the current and prior year periods.

NON-GAAP ADJUSTED EBITDA

	Quarter Ended	Quarter Ended
	April 28, 2018	April 29, 2017
Reconciliation of net income to Non-GAAP Adjusted EBITDA:
Net income	$17,231	$38,796
Interest expense, net	10,166	9,382
Provision for income taxes	6,478	22,750
Depreciation and amortization expense	43,355	37,411
Earnings Before Interest, Taxes, Depreciation & Amortization (“EBITDA”)	77,230	108,339
Gain on sale of fixed assets	(8,415)	(5,048)
Stock-based compensation expense	4,863	4,915
Non-GAAP Adjusted EBITDA	$73,678	$108,206

Contract revenues	$731,375	$786,338
Non-GAAP Adjusted EBITDA as % of Contract Revenues	10.1%	13.8%

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP FINANCIAL MEASURES (CONTINUED)
(Dollars in thousands, except share amounts)
Unaudited

NET INCOME, NON-GAAP ADJUSTED NET INCOME, NET INCOME PER COMMON SHARE, NON-GAAP ADJUSTED DILUTED EARNINGS PER COMMON SHARE, AND NON-GAAP ADJUSTED DILUTED SHARES

	Quarter Ended	Quarter Ended
	April 28, 2018	April 29, 2017
Reconciliation of Non-GAAP Adjusted Net Income:
Net income	$17,231	$38,796

Adjustments:
Pre-tax non-cash amortization of debt discount on Notes	4,672	4,425
Tax impact of non-cash amortization of debt discount on Notes	(1,275)	(1,644)
Total adjustments, net of tax	3,397	2,781

Non-GAAP Adjusted Net Income	$20,628	$41,577

Reconciliation of Non-GAAP Adjusted Diluted Earnings per Common Share:
Net income per common share	$0.53	$1.22
Total adjustments, net of tax and dilutive share effect of Notes (a)	0.12	0.09
Non-GAAP Adjusted Diluted Earnings per Common Share	$0.65	$1.30

Shares used in computing Non-GAAP Adjusted Diluted Earnings per Common Share:
Diluted shares - GAAP	32,407,914	31,909,926
Adjustment for economic benefit of note hedge related to Notes (a)	(614,999)	—
Non-GAAP Adjusted Diluted Shares (a)	31,792,915	31,909,926

(a) The Company has a note hedge in effect to offset the economic dilution of additional shares from the Notes up to an average quarterly share price of $130.43 per share. Non-GAAP Adjusted Diluted Shares excludes the GAAP dilutive share effect of the Notes.

Amounts in table above may not add due to rounding.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP FINANCIAL MEASURES (CONTINUED)
(Dollars in thousands, except share amounts)
Unaudited

OUTLOOK - DILUTED EARNINGS PER COMMON SHARE AND NON-GAAP ADJUSTED DILUTED EARNINGS PER COMMON SHARE

		Quarter Ending
	Fiscal 2019	July 28, 2018

Diluted earnings per common share - GAAP (a)	$3.81 - $4.70	$1.02 - $1.17

Adjustment
Addback of after-tax non-cash amortization of debt discount and Q1-19 dilutive share effect of Notes (b)(c)	$0.45	$0.11

Non-GAAP Adjusted Diluted Earnings per Common Share	$4.26 - $5.15	$1.13 - $1.28

Diluted shares - in millions (c)	31.9	31.9

(a) The Company currently expects an effective tax rate of 27.5% before the tax effects of the settlement of share-based awards.
(b) The Company expects to recognize approximately $19.1 million and $4.8 million in pre-tax interest expense during fiscal 2019 and the quarter ending July 28, 2018, respectively, for non-cash amortization of the debt discount associated with the Notes. The addback for fiscal 2019 also includes approximately $0.01 for the Q1-19 Non-GAAP impact of the dilutive share effect of the Notes.

(c) Actual GAAP diluted shares will include any dilutive effect of the Notes based on the average share price during the respective period. The Company has a note hedge in effect to offset the economic dilution of additional shares from the Notes up to an average quarterly price of $130.43 per share. Accordingly, for Non-GAAP Adjusted Diluted Earnings per Common Share calculations, the Company expects to present results per share that exclude the dilutive effect of the Notes, if any, based on the expected effect of the note hedge.

RECONCILIATION OF NET INCOME TO NON-GAAP ADJUSTED EBITDA BASED ON THE MIDPOINT OF EARNINGS PER COMMON SHARE (“EPS”) REVISED GUIDANCE FOR FISCAL 2019 AND QUARTER ENDING JULY 28, 2018

		Quarter Ending
	Fiscal 2019	July 28, 2018

	(at midpoint of EPS guidance)
Net income	$136	$35.0
Interest expense, net	42	10.5
Provision for income taxes	52	13.3
Depreciation and amortization	180	45.2
Earnings Before Interest, Taxes, Depreciation & Amortization (“EBITDA”)	410	103.9
Gain on sale of fixed assets	(16)	(4.1)
Stock-based compensation expense	26	6.6
Non-GAAP Adjusted EBITDA	$420	$106.4

Contract revenues (at midpoint of guidance)	$3,330	$845
Non-GAAP Adjusted EBITDA % of Contract Revenues (at midpoint of guidance)	12.6%	12.6%

Amounts in tables above may not add due to rounding.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP FINANCIAL MEASURES (CONTINUED)

Explanation of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In the Company’s quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, it may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. The Company believes that the presentation of certain Non-GAAP financial measures in these materials provides information that is useful to investors because it allows for a more direct comparison of the Company’s performance for the period reported with the Company’s performance in prior periods. The Company cautions that Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Management defines the Non-GAAP financial measures used in this release as follows:

•
Non-GAAP Organic Contract Revenues - contract revenues from businesses that are included for the entire period in both the current and prior year periods, excluding contract revenues from storm restoration services. Non-GAAP Organic Contract Revenue growth (decline) is calculated as the percentage change in Non-GAAP Organic Contract Revenues over those of the comparable prior year period. Management believes organic growth (decline) is a helpful measure for comparing the Company’s revenue performance with prior periods.

•
Non-GAAP Adjusted EBITDA - net income before interest, taxes, depreciation and amortization, gain on sale of fixed assets, stock-based compensation expense, and certain non-recurring items. Management believes Non-GAAP Adjusted EBITDA is a helpful measure for comparing the Company’s operating performance with prior periods as well as with the performance of other companies with different capital structures or tax rates.

•	Non-GAAP Adjusted Net Income - GAAP net income before non-cash amortization of the debt discount and the related tax impact and certain non-recurring items.

•
Non-GAAP Adjusted Diluted Earnings per Common Share and Non-GAAP Adjusted Diluted Shares - Non-GAAP Adjusted Net Income divided by Non-GAAP Adjusted Diluted Shares outstanding. The Company has a note hedge in effect to offset the economic dilution of additional shares from the Notes up to an average quarterly share price of $130.43. The measure of Non-GAAP Adjusted Diluted shares used in computing Non-GAAP Adjusted Diluted Earnings per Common Share excludes dilution from the Notes. Management believes that the calculation of Non-GAAP Adjusted Diluted shares to reflect the note hedge will be useful to investors because it provides insight into the offsetting economic effect of the hedge against potential conversion of the Notes.

Management excludes or adjusts each of the items identified below from Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted Earnings per Common Share:

•
Non-cash amortization of the debt discount - The Company’s Notes were allocated between debt and equity components. The difference between the principal amount and the carrying amount of the liability component of the Notes represents a debt discount. The debt discount is being amortized over the term of the Notes but does not result in periodic cash interest payments. The Company has excluded the non-cash amortization of the debt discount from its Non-GAAP financial measures because it believes it is useful to analyze the component of interest expense for the Notes that will be paid in cash. The exclusion of the non-cash amortization from the Company’s Non-GAAP financial measures provides management with a consistent measure for assessing financial results.

•	Tax impact of adjusted results - The tax impact of adjusted results reflects the Company’s effective tax rate used for financial planning for the applicable period.